EXHIBIT 23.3



                                Accountants' Consent



The Board of Directors
Davidson & Associates, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the proxy statement/prospectus relating to Sierra On-Line, Inc. and CUC
International, Inc. and the Form S-4 of CUC International, Inc. which includes such proxy statement, dated June, 1996.



                                                /s/ KPMG Peat Marwick LLP

                                                KPMG PEAT MARWICK LLP


Long Beach California
June 19, 1996